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                                                                 Exhibit 10.7


                            WEIRTON STEEL CORPORATION
                             1998 STOCK OPTION PLAN


                                    ARTICLE I
                                     PURPOSE

          This 1998 Stock Option Plan (the "Plan") is intended as an incentive to improve the performance and encourage the continued employment of eligible employees of Weirton Steel Corporation (the "Company") participating in the Plan, by means of increasing their proprietary interest in the Company's long-term success through stock ownership and by affording them the opportunity for additional compensation related to the value of the Company's stock.

          The word "Company," when used in the Plan with reference to employment, shall include subsidiaries of the Company. The word "subsidiary," when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as it may be amended from time to time.


                                   ARTICLE II
                                 ADMINISTRATION

          The Plan shall be administered by a Stock Option Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") solely from among its members and shall consist of not less than two members thereof who are (and shall remain Committee members only so long as they remain) "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision thereto.

          Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible employees of the Company and its subsidiaries shall be granted options; (b) to authorize the granting of non-qualified stock options; (c) to determine the times when options shall be granted and the number of shares to be subject to options; (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in ARTICLE V; (e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (f) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan, but need not be identical and may contain such terms as the Committee may deem appropriate to carry out the purposes of the Plan); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (h) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan, in connection with which all such decisions, determinations and interpretations of the


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Committee shall be final and binding on all optionees.


                                   ARTICLE III
                                      STOCK

        The stock subject to options granted under the Plan shall be shares of Common Stock of the Company, par value $.01 per share ("Stock"), which shall consist of authorized but unissued shares or previously issued shares reacquired by the Company and held in its treasury, or any combination of the foregoing, as authorized from time to time by the Board. Under the Plan, the total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 3,250,000 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X hereof.

        The number of shares of Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated, or is canceled prior to the end of the period during which options may be granted, the shares of Stock called for by the unexercised portion of such option may again be subject to an option under the Plan.


                                   ARTICLE IV
                           ELIGIBILITY OF PARTICIPANTS

        Officers and other key employees of the Company or of its subsidiaries (excluding any person who is a member of the Committee) shall be eligible to participate in the Plan.



                                    ARTICLE V
                                  OPTION PRICE

        The option price of each option granted under the Plan shall be determined by the Committee; provided, however, that the option price shall be not less than the fair market value of the Stock at the time the option is granted. Notwithstanding the preceding sentence, in the event options are granted hereunder in substitution for previously granted stock appreciation rights or similar units, the option price of each such option may be not less than the per share price of the Company's Common Stock used as the amount to be subtracted to derive the value of each such right or unit. In no event, shall the option price of any option which relates to an authorized but unissued share of Stock be less than the par value on the date an option is granted.

        If the Company's Common Stock is listed on one or more national securities

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exchanges, the fair market value shall be deemed to be the mean between the highest and lowest sale prices reported on the principal national securities exchange on which such stock is listed and traded on the date immediately preceding the date on which the option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported.


                                   ARTICLE VI
                          EXERCISE AND TERMS OF OPTIONS

        The Committee shall determine the dates after which, and/or the conditions or restrictions which must be satisfied before, options may be exercised, in whole or in part. If an option is exercisable in installments, installments or portions thereof which are exercisable and are not exercised shall remain exercisable until the option expires.

        Any other provision of the Plan notwithstanding, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date") .

        Stock options granted hereunder to employees may provide that if, prior to the Termination Date, an optionee shall cease to be employed by the Company or a subsidiary thereof for any reason (including death or disability), the option will remain exercisable by the optionee or, in the event of his death, by the person or persons to whom the optionee's rights under the option would pass by will or the applicable laws of descent and distribution for a period not extending beyond three years after the date of cessation of employment, but in no event later than the Termination Date, to the extent it was exercisable at the time of cessation of employment.


                                   ARTICLE VII
                               PAYMENT FOR SHARES

        Payment for shares of Stock acquired pursuant to an option granted hereunder shall be made in full, upon exercise of the option, by certified or bank cashier's check payable to the order of the Company, by the surrender to the Company of shares of Stock or by any combination thereof. The form of payment shall be at the election of the optionee. The Company in its discretion, and subject to any reasonable procedures required by its registrars and transfer agents, may credit or apply shares of Stock held by the optionee and identified to the Company toward payment of the applicable option exercise price without actual surrender of the certificate representing such shares and may cause to be issued to the optionee certificates for shares representing the balance of the shares to be issued upon exercise of the option. The Company may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

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                                  ARTICLE VIII
                      NON-TRANSFERABILITY OF OPTION RIGHTS

        No option shall be transferable, except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by the optionee.


                                   ARTICLE IX
                  ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

        The aggregate number of shares of Stock which may be purchased or acquired pursuant to options granted hereunder, the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock effected without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

            If the Company shall be the surviving corporation in any merger or reorganization or other business combination, any option granted hereunder shall cover the securities or other property to which a holder of the number of shares of Stock covered by the unexercised portion of the option would have been entitled pursuant to the terms of the merger. Upon any merger or reorganization or other business combination in which the Company shall not be the surviving corporation, or a dissolution or liquidation of the Company, or a sale of all or substantially all of its assets, the Company shall pay to each optionee in cash, in exchange for the cancellation of any outstanding options of the optionee hereunder, an amount equal to the difference between the fair market value (on the date of the applicable corporate transaction) of the Stock subject to the unexercised portion of the option and the exercise price of such portion of the option. Notwithstanding the foregoing, in the event of such merger or other business combination or a sale of all or substantially all of the Company's assets, the surviving or resulting corporation, as the case may be, or any parent or acquiring corporation thereof may grant substitute options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve, in the good faith judgment of the Committee, the rights and benefits of any option then outstanding hereunder.

        Stock option agreements under the Plan may provide that upon stockholder approval of a merger, reorganization or other business combination, whether or not the Company is the surviving corporation, or a dissolution or liquidation of the Company or a sale of all or substantially all of its assets, all unmatured installments of the stock option shall vest and become immediately exercisable in full.


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        The foregoing adjustments and the manner of application of the foregoing provisions, including the issuance of any substitute options, shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.


                                    ARTICLE X
                        NO OBLIGATION TO EXERCISE OPTION

        Granting of an option shall impose no obligation on the recipient to exercise such option.


                                   ARTICLE XI
                                 USE OF PROCEEDS

        The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.


                                   ARTICLE XII
                             RIGHTS AS A STOCKHOLDER

        An optionee or a transferee of an option (to the extent permitted hereunder) shall have no rights as a stockholder with respect to any share covered by the option until such person shall have become the holder of record of such share, and such person shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which such person shall have become the holder of record thereof, except as otherwise provided in ARTICLE IX.


                                  ARTICLE XIII
                              NO EMPLOYMENT RIGHTS

        Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time.


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                                   ARTICLE XIV
                               COMPLIANCE WITH LAW

        The Company is relieved from any liability for the non-issuance or non-transfer, or any delay in the issuance or transfer, of any shares of Stock subject to options under the Plan which results from the inability of the Company to obtain, or any delay in obtaining, from any regulatory body having jurisdiction all requisite authority to issue or transfer any such shares if counsel for the Company deems such authority necessary for lawful issuance or transfer thereof. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect any transfer restrictions.


                                   ARTICLE XV
                             CANCELLATION OF OPTIONS

        The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.


                                   ARTICLE XVI
                     EFFECTIVE DATE; EXPIRATION DATE OF PLAN

        The Plan shall become effective upon adoption by the Company's Board of Directors. The expiration date of the Plan, after which no option may be granted hereunder, shall be the tenth anniversary of the adoption of the Plan by the Board of Directors.


                                  ARTICLE XVII
                       AMENDMENT OR DISCONTINUANCE OF PLAN

        The Board may, without the consent of the optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options theretofore granted hereunder without the optionee's consent.


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